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                                                            Exhibit 23






                      CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Media General, Inc.

     We consent to the use of our report dated August 26, 1994, with respect to the consolidated financial statements of Denver Newspapers, Inc., for the year ended June 30, 1994, included in this Current Report on Form 8-K dated October 12, 1994, of Media General, Inc., filed with the Securities and Exchange Commission.

     We also consent to the incorporation by reference in (a) the Registration Statement (Form S-8 No. 2-56905) pertaining to the 1971 Unqualified Stock Option Plan and the 1976 Qualified and Non-Qualified Stock Option Plans of Media General, Inc.; (b) the Registration Statement (Form S-8 No. 33-29478) pertaining to the Media General, Inc., Employees Thrift Plan; (c) the Registration Statement (Form S-8 No. 33-23698) pertaining to the 1987 Non-Qualified Stock Option Plan of Media General, Inc.; (d) the Registration Statement (Form S-3 No. 33-26853) pertaining to the Media General, Inc., Automatic Dividend Reinvestment and Stock Purchase Plan and (e) the Registration Statement (Form S-8 No. 33-52472) pertaining to the 1987 Non-Qualified Stock Option Plan of Media General, Inc., amended and restated May 17, 1991, and in the Prospectus related to each, of our report dated August 26, 1994, with respect to the consolidated financial statements of Denver Newspapers, Inc., for the year ended June 30, 1994, included in this Current Report on Form 8-K dated October 12, 1994, of Media General, Inc.





                                             ERNST & YOUNG LLP




Denver, Colorado
October 10, 1994